Exhibit 99.2

Certification
Of
Periodic Financial Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

I, Thomas W. Hofmann, Senior Vice President and Chief Financial Officer of Sunoco, Inc., hereby certify that the Quarterly Report on Form 10-Q for the Quarter ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: May 13, 2003	/s/ THOMAS W. HOFMANN

Thomas W. Hofmann Senior Vice President and Chief Financial Officer

Note: A signed original of this written statement required by Section 906 has been provided to Sunoco, Inc. and will be retained by Sunoco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.